UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2017 (October 6, 2017)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi		38804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01.	Other Events.

2017 Community Reinvestment Act Performance Evaluation

The Federal Deposit Insurance Corporation (the “FDIC”) routinely performs Community Reinvestment Act (“CRA”) performance evaluations of BancorpSouth Bank (the “Bank”). Among other things, the purpose of these evaluations is to assess the Bank’s performance and initiatives that are designed to help meet the credit needs of the areas it serves, including low and moderate-income individuals, neighborhoods and businesses. The evaluation also includes a review of the Bank’s community development services and investments in the Bank’s assessment areas.

In its Current Report on Form 8-K that was filed with the SEC on August 11, 2016, BancorpSouth, Inc. announced that the FDIC would be retroactively changing the Bank’s 2013 CRA exam rating from “Satisfactory” to “Needs to Improve” as a result of the Bank’s settlement agreement with the United States Department of Justice and the Consumer Financial Protection Bureau to resolve alleged violations of the Equal Credit Opportunity Act and the Fair Housing Act.

On October 6, 2017 the Bank received written confirmation from the FDIC that, in connection with the FDIC’s 2017 CRA examination of the Bank, the FDIC has upgraded the Bank’s overall CRA rating to “Satisfactory” based on the Bank’s “Outstanding” performance on the FDIC’s Service Test and “High Satisfactory” performance on each of the FDIC’s Lending Test and Investment Test.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy Freeman
Cathy S. Freeman
Senior Executive Vice President and
Chief Administrative Officer

Date: October 10, 2017